Series Portfolios Trust N-CSR

Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Series Portfolios Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Series Portfolios Trust for the period ended September 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Series Portfolios Trust for the stated period.

/s/ Ryan L. Roell	/s/ Douglas Schafer
Ryan L. Roell	Douglas Schafer
Principal Executive Officer, Series Portfolios Trust	Principal Financial Officer, Series Portfolios Trust

Dated:	December 5, 2024	Dated:	December 5, 2024

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Series Portfolios Trust for purposes of Section 18 of the Securities Exchange Act of 1934.